UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒     Preliminary Information Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐     Definitive Information Statement

Global Gold Royalty Inc.
(Exact name of registrant as specified in its charter)

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	1)	Title of each class of securities to which transaction applies:
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Total value of shares to be issued: $
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Total value of the transaction; $
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The approximate date on which the information statement is first sent or given to security holders is December 16, 2021.

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to the stockholders of Global Gold Royalty Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders.

On December 16, 2021, in an action without meeting of the Board of Directors taken pursuant to Section 78.320 of Nevada Revised Statutes, the Board of Directors of Global Gold Royalty Inc. authorized a forward split of all of the issued and outstanding shares of the Common Stock of the company, at a ratio of 4 new shares for 1 old share.

Also on December 16, 2021, the majority shareholders of the corporation consented to the forward split as authorized by the Board.

In approving the forward split, the Board demonstrates its continued commitment to broaden the shareholder base and that the forward split will make the Common Stock of the company more accessible to investors and enhance liquidity for shareholders.

The effect of the forward split is to increase the number of shares held by each shareholder of Common Stock of the company by a factor of 4 except that any fractional shares will be rounded up to the next whole number of shares.

Cumulatively, the effect of the forward split will be to increase the total number of shares of Common Stock outstanding from 20,065,300 to 80,261,200.

The effective date of the forward split has been set by the Board as December 18, 2021.

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The following is a table showing each class or series of voting securities entitled to have consented to the forward split, as well as the number of shares outstanding for each class or series and the number of votes to which each class or series was entitled.

Name of Class or Series	Shares Outstanding	No. of Votes Entitled
Common Stock	20,065,300	20,065,300
Total		20,065,300

The following person has been a director and officer of the corporation, since August 23, 2019,

Name	Office Held	Date left office	Shares Held	Percentage of Ownership

Sam Kwok	CEO, Director	current	20,000,000	99.9%

Shareholders’ Appraisal and Dissenters’ Rights

Under Nevada law, the Company’s shareholders are not entitled to appraisal and dissenters’ rights with respect to the forward split. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Procedure

Each outstanding share of Common Stock of the Company (the “Old Common Stock”) shall be automatically split up converted into 4 shares of Common Stock (the “New Common Stock”). This stock split of the outstanding shares of Common Stock shall not affect the total number of shares of Common Stock that the Company is authorized to issue, which shall remain the same.

The forward split shall occur without any further action on the part of the Company or the holders of shares of Old Common Stock or New Common Stock. No fractional interest in a share of New Common Stock shall be deliverable upon the forward split.

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The forward split will be effectuated on a stockholder-by-stockholder basis. Book-entries dated as of a date prior to the effective date representing outstanding shares of Old Common Stock shall, immediately after the effective date, represent a number of shares equal to the same number of shares of New Common Stock as is reflected in book entries, multiplied by 4 and rounded up to the nearest whole number.

Federal Income Tax Considerations

Neither the Company nor its stockholders should recognize any gain or loss for federal income tax purposes as a result of the forward stock split. This conclusion is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. Accordingly, you should consult with your tax advisor.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

You are urged to consult your tax adviser as to the particular tax consequences to you of the forward stock split, including the applicability of any state, local, or foreign tax laws, changes in applicable tax laws, and any pending or proposed legislation.

Exhibits

Board Resolution Ex 99.1

Majority Shareholders Consent Ex 99.2

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary,

701 N Green Valley Parkway

Henderson, NV 89074

(702) 354-8751

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Sam Kwok
Sam Kwok
Chief Executive Officer and Director

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